                                PROJECT MOONSHINE


                  Presentation to the Special Committee of the
                   Board of Directors of Sunrise Medical, Inc.

                                FAIRNESS OPINION


                                October 16, 2000




         [LOGO]           Batchelder & Partners, Inc.
                        11975 El Camino Real, Suite 300
                              San Diego, CA 92130
                           Telephone: (858) 704-3300
                              Fax: (858) 704-3340


PROJECT MOONSHINE                                                                                          CONFIDENTIAL INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------

TABLE OF CONTENTS



SECTION I      EXECUTIVE SUMMARY                                SECTION III       SUMMARY TRANSACTION TERMS
               Scope of Analysis
               Scope of Due Diligence                           SECTION IV        OPPORTUNITIES AND ISSUES
               Summary Analyses                                                    TO CONSIDER
               Batchelder & Partners, Inc. Conclusion
                                                                SECTION V         VALUATION ANALYSIS
SECTION II     COMPANY OVERVIEW                                                   Summary Equity Valuation
               Overview                                                           Analysis of Selected Comparable Public Companies
               Management and Board of Director Profile                           Analysis of Comparable M&A Transactions
               Historical and Projected Income Statements                         Discounted Cash Flow Analysis
               Historical and Projected Supplemental                              Analysis of Premiums Paid in Selected
                     Income Statement Data                                         M&A Transactions
               Historical and Projected Balance Sheets
               Ten-Year Historical Multiples Analysis           SECTION VI        FAIRNESS OPINION LETTER (DRAFT)
               Stock Price/Volume History
               Stock Performance vs. S&P 500 and Peer Group     SECTION VII       APPENDIX
               Cumulative Shares Traded at Various Prices
               Analyst Coverage


                                     NOTICE


      THE FOLLOWING IS AN OUTLINE THAT ACCOMPANIED AN ORAL PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF SUNRISE MEDICAL, INC. (THE "SPECIAL COMMITTEE") WITH RESPECT TO THE FAIRNESS OPINION DELIVERED BY BATCHELDER & PARTNERS, INC. TO THE SPECIAL COMMITTEE ON OCTOBER 16, 2000 (THE "FAIRNESS OPINION"). THESE MATERIALS ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE STATEMENTS MADE DURING THAT ORAL PRESENTATION AS WELL AS BY REFERENCE TO THE CONTENTS OF THE FAIRNESS OPINION ITSELF, AND THE QUALIFICATIONS EXPRESSED THEREIN. THE FOLLOWING MATERIALS WERE PREPARED TO BE PRESENTED IN THE CONTEXT OF AN ORAL PRESENTATION AND THE STATEMENTS MADE THEREIN MUST BE UNDERSTOOD IN THE CONTEXT OF THE ORAL STATEMENTS MADE TO THE SPECIAL COMMITTEE DURING THE PRESENTATION. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE SPECIAL COMMITTEE WAS INFORMED OF VARIOUS FACTORS THAT AFFECTED THE WEIGHTING OF THE RESULTS OF THE VALUATION METHODOLOGIES PRESENTED IN THE ENCLOSED MATERIALS.

                                    SECTION I

--------------------------------------------------------------------------------

                                EXECUTIVE SUMMARY

--------------------------------------------------------------------------------


PROJECT MOONSHINE                                                                                          CONFIDENTIAL INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------

SCOPE OF ANALYSIS


  REVIEWED THE DRAFT MERGER AGREEMENT              Reviewed and discussed with management and legal counsel the terms of the draft merger agreements received on September 18, 2000, October 10, 2000 and
                                                   October 12, 2000.  Batchelder's opinion is subject to Batchelder's review of the final executed merger agreement.


  REVIEWED COMPANY FINANCIAL DATA                  Reviewed certain historical and projected financial data, including audited financial statements for recent years, management projected financial data and operating results, and certain other relevant financial and operating data.
                                                   Batchelder assumed that (i) the forecasts provided to Batchelder accurately reflect the judgment of management, (ii) these forecasts were reasonably prepared reflecting the best available estimates and judgements as to the future performance of the Company, (iii) the Company will perform substantially in accordance with such projections and (iv) that such projections provide a reasonable basis upon which we can form our opinion.
                                                   Batchelder did not assume any obligation to verify this information and relied on the accuracy and completeness of this information in all material respects.

  CONSIDERED STRATEGIC/FINANCIAL RATIONALE         Developed an understanding of stand-alone entity growth prospects and considered
  AND POTENTIAL ISSUES                             possible market perceptions of the transaction.  Reviewed and discussed potential issues to consider with management.


  CONSIDERED COMPARABLE PUBLIC MARKET MULTIPLES    Compared the Company as a stand-alone entity from a financial point of view with certain other public companies deemed comparable.


  CONSIDERED COMPARABLE MERGERS & ACQUISITIONS     Considered the financial terms, to the extent publicly available, of selected recent business transactions that were deemed to be comparable in whole or in part to the transaction contemplated by the merger agreement.


  CONSIDERED DISCOUNTED CASH FLOWS                 Considered the value of the Company on a stand-alone basis based upon analyses of projected cash flows over the succeeding five year period including sensitivity analyses to assess the value under various financial scenarios.


  CONSIDERED PREMIUMS PAID                         Considered selected completed M&A transactions where the target was a public company and analyzed the premiums to the market values prior to the announcement of the transaction.



                                                                 4

PROJECT MOONSHINE                                                                                          CONFIDENTIAL INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------

SCOPE OF DUE DILIGENCE

  Batchelder & Partners, Inc.'s due diligence activities included but were not confined to the following:

  PERFORMED FROM SEPTEMBER 18, 2000                Batchelder & Partners, Inc. team; Jay Winship, Joel L. Reed, James J.
  TO OCTOBER 14, 2000                              Zehentbauer, and Louis P. Di Muro.

                                                   Reviewed publicly available and internal financial and other data of Sunrise
                                                   Medical.

                                                   Reviewed the audited financial statements of Sunrise Medical for the years ended June 30, 2000, July 2, 1999 and July 3, 1998, quarterly 1999 and 2000 financial statements as filed with the SEC and certain other financial information.

                                                   Reviewed the financial terms and conditions of draft merger agreements provided on September 18, 2000, October 10, 2000 and October 12, 2000.

                                                   Reviewed publicly available information concerning the trading of, and the trading market for, Sunrise Medical common stock.

                                                   Compared Sunrise Medical from a financial point of view with other comparable companies.

                                                   Considered the financial terms, as they relate to Sunrise Medical and, to the extent publicly available, of comparable recent business combinations.

                                                   Discussed with Sunrise Medical's management the prospects for, and business challenges facing, Sunrise Medical without the merger.

                                                   Reviewed and discussed with management representatives of Sunrise Medical, business and financial information regarding Sunrise Medical furnished to
                                                   Batchelder, including management financial forecasts and related assumptions of Sunrise Medical and the impact of the restructuring efforts reasonably expected to result from the merger.

                                                   Made inquires regarding and discussed the merger and the merger agreement and other related matters with Sunrise Medical's legal counsel and financial advisors, Deutsche Banc Alex. Brown.

                                                   Performed other analyses and examinations as Batchelder deemed appropriate.


PROJECT MOONSHINE                                       CONFIDENTIAL INFORMATION

--------------------------------------------------------------------------------


                                SUMMARY ANALYSES
                 Implied Value Received by Company Shareholders
                            Merger vs. Alternatives



                                    [GRAPH]

PROJECT MOONSHINE                                       CONFIDENTIAL INFORMATION

--------------------------------------------------------------------------------

BATCHELDER & PARTNERS, INC.'S DRAFT CONCLUSION





DRAFT CONCLUSION PROVIDED TO THE SPECIAL COMMITTEE OF THE SUNRISE MEDICAL, INC.
                               BOARD OF DIRECTORS

================================================================================




SUMMARY:

Based on our analysis and subject to the terms and conditions stated in the form of the Fairness Opinion attached hereto, the consideration to be received by the stockholders of Sunrise Medical pursuant to the merger is fair to such stockholders from a financial point of view, as of the date hereof.

The Board of Directors is strongly urged to read the complete draft Fairness Opinion



================================================================================

                                SECTION II

--------------------------------------------------------------------------------

                             COMPANY OVERVIEW

--------------------------------------------------------------------------------


PROJECT MOONSHINE                                                                                          CONFIDENTIAL INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------

COMPANY OVERVIEW


THE BUSINESS                    The Company designs, manufactures and markets medical products and assistive technology devices that address the recovery, rehabilitation and respiratory needs of patients in institutional and homecare settings.  The Company's products are manufactured in the U.S., Mexico and Europe and are distributed in more than 100 countries around the world.  The Company's headquarters are located in Carlsbad, California.  The Company maintains the number one or two global market share position for many of its products such as wheelchairs, home respiratory devices, nursing home beds and speech devices for the disabled.  Products are distributed through Company owned sales organizations in 19 countries and through independent distributors in about 80 other countries.

HISTORY                         The Company was founded in 1983 by Mr. Dick Chandler.  As of 1995 the Company consisted of 30 free standing operating units each with its own president and management team, manufacturing or distribution facilities, sales force, computer systems and accounting functions.  During the mid
                                1990's the healthcare market began to experience pricing pressures due to government budgeting constraints and the rise of managed care.  From 1996 to 1999 the Company initiated a series of restructuring efforts designed to reduce the Company's cost structure and enhance the Company's ability to respond to the market.  During this period the Company lost market share and experienced significantly lower margins than its competitors.  In September 1999, Mr. Chandler stepped down as CEO and the Company initiated a search to find a new CEO.  Shortly thereafter, the Company hired Deutsche Banc Alex. Brown ("Alex Brown") to explore all strategic alternatives to enhance shareholder value.  After an exhaustive search, the Company hired Mr. Mike Hammes, a current Board member, in October 1999 as the new CEO. Shortly after accepting this position, Mr.
                                Hammes developed and presented to the Board of Directors a reorganization plan designed to restore the Company to its former profitability levels.  In an effort to attract capital and execute on the reorganization plan, Mr. Hammes and Alex Brown contacted both strategic and financial sources of capital and/or potential acquirors of the Company.

GROWTH STRATEGY                 The Company's long term strategy is to increase sales and improve margins through (i) the combination of additional reorganization efforts, such as improved information technology systems designed to cut costs and renewed Company focus on certain markets, (ii) winning additional market share through the introduction of new products and medical devices and (iii) taking advantage of the Company's competitive market position to drive growth whether it be through new acquisitions or organic growth.

PRODUCTS                        The Company's primary products and the percent of revenues for FYE 2000 are as follows:
                                -   WHEELCHAIRS (43%) - Custom and standard wheelchairs as well as battery-powered scooters for end-users with moderate disabilities.
                                -   HOME RESPIRATORY PRODUCTS (19%) - Home use products to help those with severe asthma, emphysema, bronchitis, and sleep apnea disabilities, as well as ambulatory oxygen products designed for a patient's use outside the home.
                                -   PERSONAL CARE PRODUCTS (23%) - Ambulatory products such as walkers, crutches, and canes, and bedside commodes.  In addition, the company manufactures and markets patient lifters and hoists for nursing home and homecare settings, as well as home stairlifts and foam mattress overlays used to prevent pressure sores.
                                -   SPEECH DEVICES (3%) - Augmentative communication devices and related computer software for people with speech disabilities, primarily patients with cerebral palsy, autism, multiple sclerosis and stroke.
                                -   BEDS AND BATHING SYSTEMS (12%) - Nursing home beds and furniture such as healthcare beds, patient room furniture, overbed tables, dining room and common area furnishings. Also, bathing systems that feature adjustable height bathtubs for easier patient bathing by caregivers and side-door entry for safe transfer from wheelchairs.

RECENT ACQUISITIONS             On April 13, 1998, the Company acquired all the common stock of Sentinent Systems Technology, Inc.
                                for $40 million of the Company's common stock.  Sentinent (its name was later changed to DynaVox)
                                was founded in 1983 and manufactures communicative devices and software for people with speech disabilities.  The Company was attracted to DynaVox's high technology products and rapid growth rate.  An important benefit of the acquisition was that many users of DynaVox products are also wheelchair users, which offered new marketing opportunities for the Company and its line of customized wheelchairs.


                                                                 9

PROJECT MOONSHINE                                                                                          CONFIDENTIAL INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------

COMPANY OVERVIEW (CONTINUED)

RECENT DIVESTITURES             On September 29, 2000, the Company announced the sale of its U.K. based Parker Bath subsidiary for
                                $15 million in cash.  There was no adjustment to the purchase price and the cash related to the transaction remained in the Company.  The Company's historical numbers have been adjusted as indicated to reflect the impact of this sale.

BALANCED BUDGET                 In 1997, the federal government passed the Balanced Budget Act of 1997 resulting in significant
 AMENDMENT OF 1997              changes in the home medical care industry.  Among other things, the Act reduced reimbursement rates for home oxygen services by 30% and placed a five-year freeze on CPI increases.  These changes placed enormous pressure on the industry forcing providers to focus on delivering products for the lowest total cost.

AUCTION PROCESS                 The Company retained Alex Brown to explore strategic alternatives in October 1999.  The Company subsequently elected to pursue an auction process and contacted certain strategic parties and investment firms.  A total of eight parties were contacted and two of the eight were invited to attend management presentations and visit the Company's data room. Subsequent to the management presentations, one of the two parties declined to proceed and the Company initiated negotiations with the current Buyer.



PROJECT MOONSHINE                                                                                          CONFIDENTIAL INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------

MANAGEMENT AND BOARD OF DIRECTOR PROFILE



                                                                                                                          Director/
                                                                                                                           Officer
                    Name                  Position                                                                          Since
                    ----                  --------                                                                          -----

EXECUTIVE OFFICERS  Murray H. Hutchison   Chairman, Director                                                                  1983
                    Michael N. Hammes     Chief Executive Officer and President, Director                                     1998
                    Ben Anderson-Ray      Senior Vice President & President, Global Business Group                            1996
                    Raymond Huggenberger  President, European Operations and Corporate Senior Vice President                  1998
                    Steven A. Jaye        Senior Vice President, Chief Administrative Officer, General Counsel and Secretary  1995
                    Thomas H. O'Donnell   Senior Vice President North America and Group President - Home Healthcare Group     1986
                    Barrie Payne  (1)     Senior Vice President, Group President and Managing Director, Sunrise Medical Ltd.  1972
                    John M. Radak         Vice President and Controller; Vice President of Finance, Global Business Group     1995
                    Ted N. Tarbet         Senior Vice President, Chief Financial Officer                                      1986

OUTSIDE DIRECTORS   Lee A. Ault III       Director                                                                            1988
                    William L. Pierpoint  Director                                                                            1985
                    Joseph Stemler        Director                                                                            1989
                    John R. Woodhull      Director                                                                            1986


(1)  Mr. Payne retired in March 2000


PROJECT MOONSHINE                                                                                          CONFIDENTIAL INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------

HISTORICAL AND PROJECTED INCOME STATEMENTS(1)
($ IN THOUSANDS, EXCEPT PER SHARE DATA)


                                            Fiscal 1997                       Fiscal 1998                     Fiscal 1999
                                        (Year ended 6/27/97)              (Year ended 7/3/98)             (Year ended 7/2/99)
                                  -------------------------------  ------------------------------  --------------------------------
                                         $                %               $                 %               $                 %
                                  -----------------  ------------  -----------------  -----------  ----------------     -----------


Revenues                                  $652,648        100.0%          $ 639,346       100.0%         $ 641,932          100.0%
   REVENUE GROWTH %                                                          -2.04%                          0.40%

Cost of Goods Sold                        (420,096)        64.4%           (425,776)       66.6%          (433,944)          67.6%
                                  -----------------  ------------  -----------------  -----------  ----------------     -----------
   Gross Profit                            232,552         35.6%            213,570        33.4%           207,988           32.4%

Operating Expenses/SG&A                   (174,836)        26.8%           (168,521)       26.4%          (163,113)          25.4%
Depreciation                               (17,680)                         (15,189)                       (15,822)
Goodwill Amortization                       (8,273)         1.3%             (8,440)        1.3%            (8,589)           1.3%
Re-engineering and merger costs                  -          0.0%            (29,016)        4.5%                 -            0.0%
                                  -----------------  ------------  -----------------  -----------  ----------------     -----------
   Operating Income                         31,763          4.9%             (7,596)       -1.2%            20,464            3.2%

Interest Expense/Other (net)               (11,002)         1.7%             (5,967)        0.9%           (14,534)           2.3%
                                  -----------------  ------------  -----------------  -----------  ----------------     -----------
   Pretax Income                            20,761          3.2%            (13,563)       -2.1%             5,930            0.9%

Income Taxes                               (10,277)         1.6%                496        -0.1%            (2,835)           0.4%
                                  -----------------  ------------  -----------------  -----------  ----------------     -----------
   Net Income                             $ 10,484          1.6%          $ (13,067)       -2.0%         $   3,095            0.5%
                                  =================  ============  =================  ===========  ================     ===========

Fully Diluted Shares Outstanding            21,933                           22,001                         22,253

Earnings Per Share                          $ 0.48                          $ (0.59)                        $ 0.14
   EPS GROWTH %                                                               -224%                            n/a


                                              Fiscal 2000                           Fiscal 2001
                                          (Year ended 6/30/00)                      Estimated(2)
                                  ---------------------------------     ----------------------------------  1997-2000    1997-2001
                                           $                  %                  $                   %         CAGR         CAGR
                                  ----------------     ------------     -----------------     ------------------------  -----------

Revenues                                $ 627,682           100.0%             $ 642,170           100.0%       -1.3%        -0.4%
   REVENUE GROWTH %                        -2.22%                                  2.31%

Cost of Goods Sold                       (421,834)           67.2%              (427,814)           66.6%
                                  ----------------     ------------     -----------------     ------------
   Gross Profit                           205,848            32.8%               214,356            33.4%

Operating Expenses/SG&A                  (159,729)           25.4%              (150,886)           23.5%
Depreciation                              (15,840)                               (15,749)
Goodwill Amortization                      (9,424)            1.5%                (8,148)            1.3%
Re-engineering and merger costs                 -             0.0%               (26,533)            4.1%
                                  ----------------     ------------     -----------------     ------------
   Operating Income                        20,855             3.3%                13,040             2.0%      -13.1%       -20.0%

Interest Expense/Other (net)              (14,069)            2.2%               (11,162)            1.7%
                                  ----------------     ------------     -----------------     ------------
   Pretax Income                            6,786             1.1%                 1,878             0.3%

Income Taxes                               (3,671)            0.6%                (1,875)            0.3%
                                  ----------------     ------------     -----------------     ------------
   Net Income                           $   3,115             0.5%             $       3             0.0%      -33.3%       -87.4%
                                  ================     ============     =================     ============

Fully Diluted Shares Outstanding           22,439                                 23,132

Earnings Per Share                      $    0.14                              $    0.00
   EPS GROWTH %                                0%                                  -100%


-----------------------------------------------------------------------------------------------------------------------------------
EBITDA                                   $ 57,716                          $ 16,033                       $ 44,875
                                  =================                =================               ================
EBITDA MARGIN %                               8.8%                             2.5%                           7.0%

ENTERPRISE VALUE/EBITDA                       8.2                              31.6                            8.0
DEBT/EBITDA                                   3.4                              12.0                            4.6
EBITDA/INTEREST EXPENSE                       3.9                               1.1                            2.7
-----------------------------------------------------------------------------------------------------------------------------------

EBITDA                                   $ 46,119                               $ 36,937                        -7.2%       -10.6%
                                  ================                      =================
EBITDA MARGIN %                              7.3%                                   5.8%                        -6.0%       -10.2%

ENTERPRISE VALUE/EBITDA                       5.6                                    7.0
DEBT/EBITDA                                   3.2                                    4.4
EBITDA/INTEREST EXPENSE                       2.9                                    2.8



-----------------------------------------------------------------------------------------------------------------------------------
EBITDA w/o extraordinary items            $ 57,716                         $ 45,049                       $ 44,875
                                  =================                =================               ================
EBITDA margin %                               8.8%                             7.0%                           7.0%

ENTERPRISE VALUE/EBITDA                        8.2                             11.2                            8.0
DEBT/EBITDA                                    3.4                              4.3                            4.6
EBITDA/INTEREST EXPENSE                        3.9                              3.0                            2.7

-----------------------------------------------------------------------------------------------------------------------------------
EBITDA w/o extraordinary items           $ 46,119                               $ 63,470                        -7.2%        -2.4%
                                  ================                      =================
EBITDA margin %                              7.3%                                   9.9%                        -6.0%        -2.8%

ENTERPRISE VALUE/EBITDA                       5.6                                    4.0
DEBT/EBITDA                                   3.2                                    2.6
EBITDA/INTEREST EXPENSE                       2.9                                    4.8
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(1)  Historical numbers are pro forma for the sale of Parker Bath.
(2)  Based on management's original estimates adjusted for the sale of Parker
     Bath.

    PROJECT MOONSHINE                                  CONFIDENTIAL INFORMATION
--------------------------------------------------------------------------------

HISTORICAL AND PROJECTED SUPPLEMENTAL INCOME STATEMENT DATA (1)
($ IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                FYE 1997        FYE 1998         FYE 1999         FYE 2000
                                              ------------    ------------    --------------    -------------
BUSINESS SEGMENTS - % OF TOTAL SALES

             U.S. Rehabilitation                  53.2%           54.8%            55.1%            56.7%
             Institutional Products               12.5%           12.1%            11.8%            10.3%
             Europe                               34.3%           33.1%            33.2%            33.0%

BUSINESS SEGMENTS - YEAR/YEAR GROWTH

             U.S. Rehabilitation                    n/a            0.9%             1.0%             0.5%
             Institutional Products                 n/a           -5.1%            -2.4%           -14.4%
             Europe                                 n/a           -5.3%             0.6%            -2.9%

BUSINESS SEGMENTS - GEOGRAPHIC DATA

             United States                        60.0%           57.2%            57.0%            57.1%
             Europe                               40.0%           42.8%            43.0%            42.9%

-------------------------------------------------------------------------------
(1) NUMBERS NOT ADJUSTED FOR THE SALE OF PARKER BATH.

-------------------------------------------------------------------------------

HISTORICAL AND PROJECTED BALANCE SHEETS
($ IN THOUSANDS)



ASSETS

                                  July 3,          July 2,          June 30,         Projected
                                   1998             1999            2000 (1)        FYE 2001 (2)
                                ----------        ----------        ----------      ------------
Cash & Equivalents              $      931        $    1,485        $   34,863      $     11,467
Accounts Receivable                134,296           150,442           124,251           142,764
Inventory                           94,589            87,941            64,013            83,422
Other Current Assets                26,923            22,703            14,903            23,448
                                ----------        ----------        ----------      ------------


Total Current Assets               256,739           262,571           238,030           261,101


PP&E, net                           85,804            83,560            64,559            72,130
Goodwill                           266,815           250,650           227,133           218,985
Other Assets                         6,947            10,409             9,667             9,667
                                ----------        ----------        ----------      ------------

Total Assets                    $  616,305        $  607,190        $  539,389      $    561,883
                                ==========        ==========        ==========      ============

LIABILITIES & EQUITY

                                  July 3,           July 2,          June 30,        Projected
                                   1998               1999           2000 (1)       FYE 2001 (2)
                                ----------        ----------        ----------      ------------
Accounts Payable & Accruals     $   59,639          $ 57,879          $ 53,741          $ 55,035
Line of Credit                        --                --                --                --
Current Portion of Debt              3,753            14,890              --                --
Other Current Liabilities           85,768            69,715            64,966            68,895
                                ----------        ----------        ----------      ------------

Total Current Liabilities          149,160           142,484           118,707           123,930


Long Term Debt                     188,029           190,948           149,121           164,282
Other Long Term Liabilities          6,456             6,760             8,543            10,650
                                ----------        ----------        ----------      ------------

Total Liabilities                  343,645           340,192           276,371           298,862

Equity                             272,660           266,998           263,018           263,021
                                ----------        ----------        ----------      ------------

Total Liabilities & Equity      $  616,305        $  607,190        $  539,389      $    561,883
                                ==========        ==========        ==========      ============

-----------------------------------------------------------------------------------------------------
BALANCE SHEET ANALYSIS
----------------------
                                  FYE 1998A         FYE 1999A         FYE 2000A         FYE 2001E
                                  ---------         ---------         ---------         ---------
Long-Term Debt/Total Cap              40.8%             41.7%             36.2%             38.4%

Current Ratio                           1.7               1.8               2.0               2.1

Return on Assets - %  (3)             -2.1%              0.5%              0.6%              0.0%
Return on Assets - %  (4)              0.5%              0.5%              0.6%              0.0%

Return on Equity - %  (3)             -4.8%              1.2%              1.2%              0.0%
Return on Equity - %  (4)              1.1%              1.2%              1.2%              0.0%
-----------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------
(1)  ADJUSTED FOR THE SALE OF PARKER BATH.
(2)  BASED ON MANAGEMENT'S ORIGINAL ESTIMATES ADJUSTED FOR THE SALE OF PARKER
     BATH.
(3)  INCLUDES RESTRUCTURING CHARGES.
(4)  EXCLUDES RESTRUCTURING CHARGES.

    PROJECT MOONSHINE                                  CONFIDENTIAL INFORMATION
--------------------------------------------------------------------------------

TEN-YEAR HISTORICAL MULTIPLES ANALYSIS (1)


Enterprise Value / Sales                     Enterprise Value / EBITDA

      [GRAPH]                                          [GRAPH]









Enterprise Value / EBIT                                  P/E

      [GRAPH]                                          [GRAPH]


(1) 2000 Enterprise Value based on October 13, 2000 closing share price. All years presented include results of Parker Bath.

(2) Enterprise value calculated using tender offer of $10 per share plus assumption of debt less cash at 6/30/00 adjusted for Parker Bath proceeds. Assumes 24.5 million fully diluted shares.

    PROJECT MOONSHINE                                  CONFIDENTIAL INFORMATION
--------------------------------------------------------------------------------

COMPANY STOCK PERFORMANCE 10/14/95 - 10/13/00



                                     [CHART]

    PROJECT MOONSHINE                                  CONFIDENTIAL INFORMATION
--------------------------------------------------------------------------------


COMPANY STOCK PERFORMANCE 10/14/97 - 10/13/00


                                     [CHART]

    PROJECT MOONSHINE                                  CONFIDENTIAL INFORMATION
--------------------------------------------------------------------------------


COMPANY STOCK PERFORMANCE 10/14/99 - 10/13/00


                                     [CHART]

    PROJECT MOONSHINE                                  CONFIDENTIAL INFORMATION
--------------------------------------------------------------------------------

SMD PEER GROUP

                              Company Name                        Ticker
                              ------------                        ------
                  Invacare Corporation                             IVC
                  Respironics, Inc.                                RESP
                  Mallinckrodt Inc.                                MKG
                  Arrow International, Inc.                        ARRO
                  CONMED Corporation                               CNMD
                  Vital Signs, Inc.                                VITL
                  Hillenbrand Industries, Inc.                      HB

    PROJECT MOONSHINE                                  CONFIDENTIAL INFORMATION
--------------------------------------------------------------------------------

COMPANY STOCK PERFORMANCE VS. PEERS 9/29/95 - 9/29/00


                                    [CHART]

    PROJECT MOONSHINE                                  CONFIDENTIAL INFORMATION
--------------------------------------------------------------------------------

COMPANY STOCK PERFORMANCE VS. PEERS 9/30/97 - 9/29/00


                                    [CHART]

    PROJECT MOONSHINE                                  CONFIDENTIAL INFORMATION
--------------------------------------------------------------------------------

COMPANY STOCK PERFORMANCE VS. PEERS 9/30/99 - 9/29/00


                                    [CHART]

    PROJECT MOONSHINE                                  CONFIDENTIAL INFORMATION
--------------------------------------------------------------------------------

COMPANY STOCK PERFORMANCE VS. PEERS 3/31/99 - 9/29/00


                                    [CHART]

    PROJECT MOONSHINE                                  CONFIDENTIAL INFORMATION
--------------------------------------------------------------------------------

COMPANY STOCK PERFORMANCE VS. PEERS 6/30/00 - 9/29/00


                                    [CHART]

    PROJECT MOONSHINE                                  CONFIDENTIAL INFORMATION
--------------------------------------------------------------------------------

VOLUME AT PRICE 7/10/00 - 10/13/00


                                    [CHART]

    PROJECT MOONSHINE                                  CONFIDENTIAL INFORMATION
--------------------------------------------------------------------------------

ANALYST COVERAGE


CURRENT COVERAGE

                                                         DATE OF           2000            2000            2001
                    FIRM               ANALYST           ESTIMATE       EPS ESTIMATE     ACTUAL EPS     EPS ESTIMATE     RATING
                    ----               -------           --------       ------------     ----------     ------------     ------
CS First Boston                       Peter Emch         8/31/2000         $0.35            $0.18          $0.40          Hold



PRIOR ANALYST COVERAGE


                                                          DATE OF
                    FIRM               ANALYST          LAST REPORT
                    ----               -------         -------------
PaineWebber                       Charles Olsziewski     8/6/1999
Raymond James & Associates           E. Kammerman        6/18/1999
Alex Brown                            Peter Emch         4/29/1999
Wheat First Union                     M. Webber          1/22/1999
CIBC Oppenheimer                     J. Knightly         7/2/1998
Kinder, Lydenberg, Domini & Co.       Anonymous          6/17/1998
SBC Warburg Dillon Read                M. Dodds          4/30/1998

                                   SECTION III

--------------------------------------------------------------------------------

                            SUMMARY TRANSACTION TERMS

--------------------------------------------------------------------------------

    PROJECT MOONSHINE                                  CONFIDENTIAL INFORMATION
--------------------------------------------------------------------------------


SUMMARY OF PRELIMINARY TRANSACTION TERMS


    -  Form of Transaction              Cash tender offer for all the
                                        outstanding shares of common stock with
                                        a subsequent merger by the Company into
                                        a subsidiary of the Buyer upon
                                        consummation of the tender offer.

    -  Consideration                    Cash purchase price of $10.00 per
                                        share plus the assumption of
                                        liabilities

    -  Accounting                       Purchase Accounting

    -  Break-up Fee                     $10 million (including expenses)

    -  Tax Treatment                    Taxable to the Company's shareholders

    -  Representations & Warranties     Customary public company
                                        representations and warranties to
                                        expire at closing

    -  Conditions to Closing            1. Shareholders tender at least a
                                           majority of the outstanding common
                                           stock. If less than 90% of shares
                                           tendered, a proxy statement will be
                                           prepared for shareholder approval.
                                        2. No material adverse change
                                        3. Hart-Scott Rodino and Foreign
                                           Regulatory Approval
                                        4. Offer conditions outlined in
                                           Annex A of the Merger Agreement

    -  Timing                           Signing of merger agreement and
                                        related documents:     TBD
                                        Date of Announcement:  TBD
                                        Tender Offer:          Not less than 10
                                                               business days
                                                               after Date of
                                                               Announcement
                                        Closing:               As soon as
                                                               practicable after
                                                               satisfaction
                                                               or waiver of
                                                               conditions

       Non-Compete Agreements           None

       Other Material Terms
        and Conditions                  Fiduciary out clause to accept a
                                        Superior Proposal for the Company.
                                        In the event the transaction is not
                                        completed, due to no fault of either
                                        party, the Company shall reimburse the
                                        buyer for out of pocket expenses and
                                        fees not to exceed $4 million. In the
                                        event of a Superior Proposal, the
                                        Company shall pay $10 million, less any
                                        expenses previously paid.

                                SECTION IV

--------------------------------------------------------------------------------

                      OPPORTUNITIES AND ISSUES TO CONSIDER

--------------------------------------------------------------------------------

    PROJECT MOONSHINE                                  CONFIDENTIAL INFORMATION
--------------------------------------------------------------------------------


                                     ISSUES


                                   STAND-ALONE
             -------------------------------------------------------------------


           - Relatively high leverage

           - Transformation to higher margin, higher growth business has not been demonstrated in the past

           - Loss of market share to primary competitors

           - Stock price trend has been down; a "turn-around" may be required for a positive re-evaluation by the equity markets

           - Public markets are an unlikely source of equity at the present time. Private markets likely will be expensive. Absent an equity infusion, future growth and achievement of the Company business plan may be constrained

           - Management projections assume the Company can attain significantly higher growth and margin rates

                                SALE TRANSACTION
             -------------------------------------------------------------------


          - Transaction eliminates the public company currency for future acquisitions

          - Eliminates the shareholder's option to participate in future growth

    PROJECT MOONSHINE                                  CONFIDENTIAL INFORMATION
--------------------------------------------------------------------------------


                                  OPPORTUNITIES


                                   Stand-Alone
             -------------------------------------------------------------------

           - Assuming the Company is successful in implementing the current "turn around" strategy, the Company could capitalize on its strong market share and increase shareholder value


                                Sale Transaction
            --------------------------------------------------------------------

          - Ability to reorganize the Company without the required disclosures associated with public company status

          - Eliminates shareholder exposure to industry related regulatory risk

          - Cash consideration eliminates uncertainty and downside risks; offers reinvestment opportunity to shareholders

          - Eliminates shareholder exposure to currency risk

          - Shareholders receive a premium to existing stock price

                                    SECTION V

--------------------------------------------------------------------------------

                               VALUATION ANALYSIS

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                            SUMMARY EQUITY VALUATION

--------------------------------------------------------------------------------

    PROJECT MOONSHINE                                  CONFIDENTIAL INFORMATION
--------------------------------------------------------------------------------

SUMMARY EQUITY VALUATION


METHODOLOGY 1:   PUBLIC MARKET METHODOLOGY                                                                   ASSESSED VALUATION
                 ------------------------------------------------------------------------------------    ---------------------------
                  A selected number of publicly traded companies, as reviewed with management,               LOW           HIGH
                  that are deemed to be the most comparable to the Company were analyzed with            ----------    -------------
                  respect to both operating performance and valuation data, resulting in an implied        $0.84          $13.87
                  alternate public market valuation for the Company.  This methodology does not incorporate a change of control premium for the Company.

METHODOLOGY 2:   COMPARABLE M&A TRANSACTIONS METHODOLOGY
                 ------------------------------------------------------------------------------------
                  Selected completed comparable M&A transactions in the Company's                          $2.81          $16.56
                  industry were analyzed in a similar fashion to Methodology 1.

METHODOLOGY 3:   DISCOUNTED CASH FLOW METHODOLOGY
                 ------------------------------------------------------------------------------------
                 The Company's long term earnings potential was analyzed by looking at its ability to      $17.25         $24.18
                 generate free cash flow to its investors.  The cash flow generated by the Company and a range of terminal values of the Company in the year 2005 were discounted to present value using a cost of capital range.

METHODOLOGY 4:   M&A PREMIUMS PAID METHODOLOGY
                 ------------------------------------------------------------------------------------
                 Analyzed M&A transactions to reach an implied valuation for the Company based             $7.85           $8.75
                 on acquisition premiums over pre-transaction market prices.


NOTE: Batchelder considered a range of valuation methodologies as described above and certain methodologies were weighted differently. For purposes of Batchelder's valuation analysis, we ascribed less weight to the revenue multiples and the discounted cash flow analysis.

    PROJECT MOONSHINE                                  CONFIDENTIAL INFORMATION
--------------------------------------------------------------------------------

SUMMARY VALUATION MATRIX



                                    [GRAPH]

--------------------------------------------------------------------------------

                ANALYSIS OF SELECTED COMPARABLE PUBLIC COMPANIES

--------------------------------------------------------------------------------

    PROJECT MOONSHINE                                  CONFIDENTIAL INFORMATION
--------------------------------------------------------------------------------

SUMMARY ANALYSIS OF SELECTED PUBLIC COMPARABLES - TRAILING TWELVE MONTH MULTIPLES (IN THOUSANDS, EXCEPT PER SHARE DATA AND MULTIPLES)

                          Comparable                                            Implied Company             Implied Company
                         Company Multiples                                    Equity Valuation (2)      Equity Value per Share (3)
                     Mean            Median            Company (1)           Mean           Median         Mean        Median
                  ------------   ---------------    ---------------    ---------------   ------------   ----------   --------------
REVENUES
Last 12 Months          1.9 x            1.5 x         $627,682           $1,078,338        $827,265        n/m         n/m

EBITDA
Last 12 Months          8.9 x            9.2 x         $46,119              $296,201        $310,037      $13.25       $13.87

EBIT
Last 12 Months         12.5 x           12.3 x         $20,855              $146,430        $142,259       $6.55       $6.36

PRETAX INCOME
Last 12 Months         11.5 x           11.4 x          $6,786               $78,039         $77,360       $3.49       $3.46

NET INCOME
Last 12 Months         17.7 x           17.3 x          $3,115               $55,143         $53,896       $2.47       $2.41


                                                  ---------------------------------------------------------------------------------
                                                  ASSESSED VALUATION RANGE                                 $2.41  TO  $13.87
                                                  ---------------------------------------------------------------------------------


-------------------------------------------------------------------------------
(1) COMPANY RESULTS ARE PRO FORMA FOR THE SALE OF PARKER BATH.
(2) COMPANY DEBT AND CASH ADJUSTED FOR PROCEEDS FROM PARKER BATH SALE ARE DEDUCTED FROM ENTERPRISE VALUE TO OBTAIN EQUITY VALUE FOR THE REVENUE, EBITDA AND EBIT MULTIPLES.
(3) ASSUMING 22.4 MILLION SHARES OUTSTANDING.

    PROJECT MOONSHINE                                  CONFIDENTIAL INFORMATION
--------------------------------------------------------------------------------

PEER GROUP
TRAILING TWELVE MONTH MULTIPLES (1)

----------------------------------------------------------------------------------------------------------------------------------
                                             10/13/2000    Shares     Equity        Total       Preferred     Minority     Less
           Name                  Ticker         Price       O/S       Mkt Cap        Debt         Stock       Interest     Cash
----------------------------------------------------------------------------------------------------------------------------------
INVACARE CORP                      IVC           29.63      30.1       892.3        430.9             -            -       (15.3)
RESPIRONICS INC                   RESP           18.94      33.2       628.5        109.5             -            -       (19.6)
MALLINCKRODT INC  (2)              MKG           45.00      68.3     3,073.7        944.5          10.8            -       (25.9)
ARROW INTERNATIONAL INC           ARRO           37.47      22.1       828.8          9.3             -            -        (4.0)
CONMED CORP                       CNMD           14.38      15.3       220.6        380.2             -            -        (3.4)
VITAL SIGNS INC                   VITL           30.38      12.2       370.3          8.8             -          4.7        (3.6)
HILLENBRAND INDUSTRIES             HB            44.25      62.5     2,767.0        361.0             -            -      (206.0)














----------------------------------------------------------------------------------------------------------------------------------
SUNRISE MEDICAL (3)                SMD            6.38      22.4       142.5        149.1             -            -       (34.9)
----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------
                                   Enterprise       EPS          LTM           LTM          LTM
           Name                      Value      Historical     Revenues      EBITDA         EBIT
-----------------------------------------------------------------------------------------------------
INVACARE CORP                      1,307.9          1.78        970.5         135.9        106.6
RESPIRONICS INC                      718.4          0.75        368.2          73.9         43.3
MALLINCKRODT INC  (2)              4,003.2          2.97      2,652.8         533.0        327.8
ARROW INTERNATIONAL INC              834.2          2.16        320.3          95.4         74.9
CONMED CORP                          597.4          1.63        390.2          99.4         72.4
VITAL SIGNS INC                      380.2          1.57        144.1          32.7         27.7
HILLENBRAND INDUSTRIES             2,922.0          2.06      2,024.0         319.0        220.0














-----------------------------------------------------------------------------------------------------
SUNRISE MEDICAL (3)                  256.8          0.14        627.7          46.1         20.9
-----------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------
                                   LTM            EV /          EV /         EV /       Equity Mkt Cap/       P/E
           Name               Pretax Income     Revenues       EBITDA        EBIT        Pretax Income       (LTM)
-------------------------------------------------------------------------------------------------------------------
INVACARE CORP                        88.1          1.35         9.62         12.26              10.13        16.64
RESPIRONICS INC                      37.8          1.95         9.72         16.58              16.64        25.31
MALLINCKRODT INC  (2)               295.4          1.51         7.51         12.21              10.41        15.15
ARROW INTERNATIONAL INC              72.8          2.60         8.75         11.13              11.39        17.35
CONMED CORP                          39.2          1.53         6.01          8.25               5.63         8.82
VITAL SIGNS INC                      27.9          2.64        11.62         13.73              13.29        19.35
HILLENBRAND INDUSTRIES              210.0          1.44         9.16         13.28              13.18        21.48

                              Median               1.53         9.16         12.26              11.39        17.35
                                          =========================================================================

                               Mean                1.86         8.91         12.49              11.52        17.73
                                          =========================================================================

                               Low                 1.35         6.01          8.25               5.63         8.82
                                          =========================================================================

                               High                2.64        11.62         16.58              16.64        25.31
                                          =========================================================================


-------------------------------------------------------------------------------------------------------------------
SUNRISE MEDICAL (3)                   6.8          0.41         5.57         12.31              21.01        45.92
-------------------------------------------------------------------------------------------------------------------


(1) Peer financial results exclude extraordinary and non-recurring charges and expenses.
(2) MKG received an offer to purchase the entire company on June 28, 2000. As a result, MKG current share price includes an assumed merger premium.
(3)  Company results are pro forma for the sale of Parker Bath.

    PROJECT MOONSHINE                                  CONFIDENTIAL INFORMATION
--------------------------------------------------------------------------------

SUMMARY ANALYSIS OF SELECTED PUBLIC COMPARABLES - PROJECTED FYE 2001 ESTIMATES (IN THOUSANDS, EXCEPT PER SHARE DATA AND MULTIPLES)

                              Comparable                                    Implied Company                 Implied Company
                           Company Multiples                              Equity Valuation (2)           Equity Value per Share (3)
                       Mean              Median       Company (1)        Mean            Median            Mean         Median
                    ------------    --------------   --------------   -------------   --------------   ------------   ------------
REVENUES
2001 Estimated           1.7 x              1.5 x       $642,170          $977,431         $848,997         n/m             n/m

EBITDA
2001 Estimated           8.1 x              8.3 x       $36,937           $184,932         $192,319        $8.27           $8.60

EBIT
2001 Estimated          10.9 x             10.4 x       $13,040            $27,878          $21,358        $1.25           $0.96

PRETAX INCOME
2001 Estimated          10.0 x             10.2 x        $1,878            $18,780          $19,156        $0.84           $0.86

NET INCOME
2001 Estimated          15.4 x             15.5 x          $3                  $41              $41         n/m             n/m



                                                   -------------------------------------------------------------------------------
                                                   ASSESSED VALUATION RANGE                                $0.84      TO   $8.60
                                                   -------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) COMPANY PROJECTIONS ARE BASED ON MANAGEMENT'S ORIGINAL ESTIMATES AND INCLUDE RESTRUCTURING CHARGES OF $26.5 MILLION.
(2) COMPANY DEBT AND CASH ADJUSTED FOR PROCEEDS FROM PARKER BATH SALE ARE DEDUCTED FROM ENTERPRISE VALUE TO OBTAIN EQUITY VALUE FOR THE REVENUE, EBITDA AND EBIT MULTIPLES.
(3)  ASSUMING 22.4 MILLION SHARES OUTSTANDING.

    PROJECT MOONSHINE                                  CONFIDENTIAL INFORMATION
--------------------------------------------------------------------------------

PEER GROUP
PROJECTED FYE 2000 OR 2001 INCOME STATEMENT ESTIMATES  (1)

-----------------------------------------------------------------------------------------------------------------------------------
                                                     10/13/2000       Shares       Equity        Total      Preferred     Minority
           Name                         Ticker          Price          O/S        Mkt Cap        Debt         Stock       Interest
-----------------------------------------------------------------------------------------------------------------------------------
INVACARE CORP  (2)                      IVC               29.63         30.1        892.3         430.9            -            -
RESPIRONICS INC  (3)                    RESP              18.94         33.2        628.5         109.5            -            -
MALLINCKRODT INC  (4)                   MKG               45.00         68.3      3,073.7         944.5         10.8            -
ARROW INTERNATIONAL INC (5)             ARRO              37.47         22.1        828.8           9.3            -            -
CONMED CORP (6)                         CNMD              14.38         15.3        220.6         380.2            -            -
VITAL SIGNS INC (7)                     VITL              30.38         12.2        370.3           8.8            -          4.7
HILLENBRAND INDUSTRIES  (8)              HB               44.25         62.5      2,767.0         361.0            -            -














-----------------------------------------------------------------------------------------------------------------------------------
SUNRISE MEDICAL  (9)                    SMD                6.38         22.4        142.5         149.1            -            -
-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
                                    Less      Enterprise       EPS       Projected    Projected    Projected       Projected
           Name                     Cash        Value       Projected     Revenues      EBITDA        EBIT       Pretax Income
--------------------------------------------------------------------------------------------------------------------------------
INVACARE CORP  (2)                  (15.3)     1,307.9          2.14      1,075.4        157.4        127.4             108.3
RESPIRONICS INC  (3)                (19.6)       718.4          1.09        404.6         84.3         58.2              55.0
MALLINCKRODT INC  (4)               (25.9)     4,003.2          2.90      2,832.0        557.2        352.0             284.0
ARROW INTERNATIONAL INC (5)          (4.0)       834.2          2.45        349.2        102.3         81.9              81.8
CONMED CORP (6)                      (3.4)       597.4          1.28        406.1         89.8         62.9              31.5
VITAL SIGNS INC (7)                  (3.6)       380.2          1.92        165.2         41.6         36.6              36.2
HILLENBRAND INDUSTRIES  (8)        (206.0)     2,922.0          2.37      2,119.1        344.7        244.7             234.7














--------------------------------------------------------------------------------------------------------------------------------
SUNRISE MEDICAL  (9)                (34.9)       256.8          0.00        642.2         36.9         13.0               1.9
--------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------
                                                         EV /         EV /         EV /      Equity Mkt Cap/       P/E
           Name                                        Revenues      EBITDA        EBIT       Pretax Income    (Projected)
----------------------------------------------------------------------------------------------------------------------------
INVACARE CORP  (2)                                        1.22         8.31        10.27               8.24        13.84
RESPIRONICS INC  (3)                                      1.78         8.52        12.35              11.43        17.37
MALLINCKRODT INC  (4)                                     1.41         7.18        11.37              10.82        15.52
ARROW INTERNATIONAL INC (5)                               2.39         8.15        10.18              10.13        15.29
CONMED CORP (6)                                           1.47         6.65         9.50               7.00        11.23
VITAL SIGNS INC (7)                                       2.30         9.13        10.39              10.23        15.82
HILLENBRAND INDUSTRIES  (8)                               1.38         8.48        11.94              11.79        18.67

                                  Median                  1.47         8.31        10.39              10.23        15.52
                                                  =======================================================================

                                  Mean                    1.71         8.06        10.86               9.95        15.39
                                                  =======================================================================

                                  Low                     1.22         6.65         9.50               7.00        11.23
                                                  =======================================================================

                                  High                    2.39         9.13        12.35              11.79        18.67
                                                  =======================================================================


----------------------------------------------------------------------------------------------------------------------------
SUNRISE MEDICAL  (9)                                      0.40         6.95        19.69              75.90          N/M
----------------------------------------------------------------------------------------------------------------------------




(1) Peer financial results are estimates for the twelve month period ending June 30, 2001.
(2)  IVC estimates are based on McDonald Investments Inc. report dated 6/20/00.
(3)  RESP estimates are based on ING Barings report dated 8/10/00.
(4)  MKG estimates are based on CIBC World Market report dated 6/28/00.
(5) ARRO estimates are for FYE 8/31/01 based on Morgan Stanley Dean Witter report dated 9/29/00.
(6)  CNMD estimates are based on Merrill Lynch report dated 9/20/00.
(7)  VITL estimates are based on Adams, Harkness & Hill report dated 9/6/00.
(8) HB estimates are for FYE November 26, 2001 based on Salomon Smith Barney report dated 7/10/00.
(9) SMD estimates are based on management's original estimates and include $26.5 million in restructuring charges.

--------------------------------------------------------------------------------

                     ANALYSIS OF COMPARABLE M&A TRANSACTIONS

--------------------------------------------------------------------------------

    PROJECT MOONSHINE                                  CONFIDENTIAL INFORMATION
--------------------------------------------------------------------------------

SUMMARY ANALYSIS OF SELECTED PUBLIC COMPARABLE TRANSACTIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA AND MULTIPLES)

                                                                             Implied Company                 Implied Company
                         Transaction Multiples (1)                         Equity Valuation (2)         Equity Value per Share (3)
                         Mean               Median       Company          Mean            Median         Mean            Median
                     -------------     --------------  -----------    -------------  --------------    ----------     ------------

LTM Revenues               1.8 x               1.5 x     $627,682      $1,021,719         $802,950        n/m                n/m


LTM EBITDA                11.3 x               9.0 x      $46,119        $405,944         $300,717       $16.56             $12.27


LTM EBIT                  14.8 x              14.1 x      $20,855        $194,700         $179,144       $7.94              $7.31


LTM Pretax Income         18.3 x              14.2 x      $6,786         $124,027          $96,307       $5.06              $3.93


LTM Net Income            27.4 x              22.1 x      $3,115          $85,311          $68,794       $3.48              $2.81



                                                       ---------------------------------------------------------------------------
                                                       Assessed Valuation Range                          $2.81       TO    $16.56
                                                       ---------------------------------------------------------------------------



--------------------------------------------------------------------------------
(1)  EXCLUDING GRAHAM-FIELD ACQUISITIONS.
(2) COMPANY DEBT AND CASH ADJUSTED FOR PROCEEDS FROM PARKER BATH SALE ARE DEDUCTED FROM ENTERPRISE VALUE TO OBTAIN EQUITY VALUE FOR THE REVENUE, EBITDA AND EBIT MULTIPLES.
(3) ASSUMING 24.5 MILLION FULLY DILUTED SHARES OUTSTANDING USING THE TREASURY STOCK METHOD. CALCULATED ASSUMING 4,180,000 IN THE MONEY OPTIONS AT A WEIGHTED AVERAGE PRICE OF $4.89 PER SHARE AND 29,600 PBU'S AT A WEIGHTED AVERAGE PRICE OF $4.99 PER SHARE.

    PROJECT MOONSHINE                                  CONFIDENTIAL INFORMATION
--------------------------------------------------------------------------------

COMPARABLE TRANSACTIONS
6/1/96 TO 10/13/00

                                                                                                                 Value of
                                                                                  Date           Effective      Transaction
                   Acquiror Name               Target Name                      Announced           Date          ($ mil)
     -------------------------------------------------------------------------------------------------------------------------
1    Graham-Field Health Products (1)   Everest & Jennings Intl (2)             6/17/1996        11/27/1996       $139.30
2    Respironics Inc.                   Lifecare International Inc. (3)         8/26/1996        10/21/1996       $50.00
3    Nellcor Puritan-Bennett            Aequitron Medical Inc.                  9/10/1996        12/5/1996        $55.60
4    Investor Group                     Kinetic Concepts Inc.                 07/10/1997 (4)     11/6/1997        $776.70
5    Graham-Field Health Products (1)   Fuqua Enterprises                        9/8/1997        12/31/1997       $217.40
6    Respironics Inc.                   Healthdyne Technologies                 11/11/1997       2/11/1998        $345.40
7    Invacare Corp                      Scandinavian Mobility                    7/1/1999        8/31/1999        $146.00


                                           LTM Revenue   LTM EBITDA    LTM EBIT     LTM Pretax Income     LTM NI     Book Value
                   Acquiror Name             Multiple     Multiple      Multiple        Multiple         Multiple     Multiple
     --------------------------------------------------------------------------------------------------------------------------
1    Graham-Field Health Products (1)         2.1 x         n/a           n/a               n/a             n/a         n/a
2    Respironics Inc.                         1.5 x        8.7 x         14.1 x            19.2 x         31.5 x       5.1 x
3    Nellcor Puritan-Bennett                  1.4 x        11.2 x        15.0 x            14.2 x         22.1 x       3.2 x
4    Investor Group                           2.6 x        9.0 x         12.2 x            10.9 x         18.0 x       3.4 x
5    Graham-Field Health Products (1)         0.9 x        12.2 x        16.0 x            20.2 x         31.0 x       2.3 x
6    Respironics Inc.                         2.4 x        16.3 x        20.1 x            28.8 x         48.1 x       6.6 x
7    Invacare Corp                            1.2 x         n/a          12.7 x             n/a           17.2 x        n/a


                       Value of
                     Transaction   LTM Revenue   LTM EBITDA    LTM EBIT    LTM Pretax Income      LTM NI       Book Value
   Target Name         ($ mil)       Multiple     Multiple      Multiple          Multiple       Multiple       Multiple
---------------------------------------------------------------------------------------------------------------------------
                                                           TRAILING TWELVE MONTH MULTIPLES
                    -------------------------------------------------------------------------------------------------------
 SUNRISE MEDICAL       $359.36 (5)     0.6 X          7.8 X       17.2 X          53.0 X          115.3 X        1.4 X

                                                             PROJECTED FYE 2001 MULTIPLES
                    -------------------------------------------------------------------------------------------------------
 SUNRISE MEDICAL       $359.36 (5)     0.6 X          9.8 X       28.6 X         253.2 X          422.1 X        1.4 X


                    -------------------------------------------------------------------------------------------------------
                     Median            1.5 x          9.0 x       14.1 x          14.2 x          22.1 x         3.2 x
                     Mean              1.7 x          11.5 x      15.0 x          18.7 x          28.0 x         4.1 x
                     Low               0.9 x          8.7 x       12.2 x          10.9 x          17.2 x         2.3 x
                     High              2.6 x          16.3 x      20.1 x          28.8 x          48.1 x         6.6 x
                    -------------------------------------------------------------------------------------------------------


                    -------------------------------------------------------------------------------------------------------
                                                        EXCLUDING GRAHAM-FIELD ACQUISITIONS (1)
                     Median            1.5 x          9.0 x       14.1 x          14.2 x          22.1 x         3.4 x
                     Mean              1.8 x          11.3 x      14.8 x          18.3 x          27.4 x         4.6 x
                     Low               1.2 x          8.7 x       12.2 x          10.9 x          17.2 x         3.2 x
                     High              2.6 x          16.3 x      20.1 x          28.8 x          48.1 x         6.6 x
                    -------------------------------------------------------------------------------------------------------



(1)  In December 1999, Graham-Field filed for voluntary Chapter 11 bankruptcy.
(2) Everest & Jennings trailing twelve month EBITDA and EBIT balances were negative, resulting in negative transaction multiples.
(3)  Lifecare International financial information as of FYE 6/30/96.
(4) In a July 10, 1997 letter to the SEC, the acquiring shareholder group agreed to submit a joint indication of interest to acquire Kinetics. On September 10th, a final offer was submitted to Kinetic's investment bankers and the two parties entered into a tender offer agreement on October 3, 1997.
(5) Enterprise value calculated using tender offer of $10 per share plus assumption of debt less cash at 6/30/00 adjusted for Parker Bath proceeds. Assumes 24.5 million fully diluted shares.

--------------------------------------------------------------------------------

                          DISCOUNTED CASH FLOW ANALYSIS

--------------------------------------------------------------------------------

    PROJECT MOONSHINE                                  CONFIDENTIAL INFORMATION
--------------------------------------------------------------------------------

SUMMARY DISCOUNTED CASH FLOW ANALYSIS - MANAGEMENT'S ORIGINAL ESTIMATES ($ IN THOUSANDS, EXCEPT PER SHARE DATA)


                                        2001            2002            2003           2004            2005
                                        ----            ----            ----           ----            ----
Unlevered Free Cash Flow (1)          $ (36,102)       $ 27,384       $ 68,082        $ 67,617        $ 72,030

FREE CASH FLOW GROWTH RATE                                  n/a         148.6%           -0.7%            6.5%


                                           Company Equity Valuation (2)                     Equity Value Per Share (3)
                                  ---------------------------------------------   -------------------------------------------

                                              Exit EBITDA Multiple                            Exit EBITDA Multiple
                                  ---------------------------------------------   -------------------------------------------
             DISCOUNT RATE (4)         7.0 x           8.0 x          9.0 x          7.0 x           8.0 x           9.0 x
             -----------------
                          12%           441,987         517,376        592,765      $18.03          $21.11          $24.18
                          14%           432,229         506,295        580,361      $17.63          $20.66          $23.68
                          16%           422,806         495,596        568,385      $17.25          $20.22          $23.19


                                                -----------------------------------------------------------------------------
                                                 ASSESSED VALUE PER SHARE           $17.25            TO            $24.18
                                                -----------------------------------------------------------------------------




--------------------------------------------------------------------------------
(1)  ORIGINAL MANAGEMENT PROJECTIONS INCLUDING RESTRUCTURING COSTS.
(2) COMPANY DEBT AND CASH ADJUSTED FOR PROCEEDS FROM PARKER BATH SALE ARE DEDUCTED FROM ENTERPRISE VALUE TO OBTAIN EQUITY VALUE.
(3)  ASSUMING 24.5 MILLION FULLY DILUTED SHARES OUTSTANDING.
(4)  WEIGHTED AVERAGE COST OF CAPITAL RANGE.

    PROJECT MOONSHINE                                  CONFIDENTIAL INFORMATION
--------------------------------------------------------------------------------

SUMMARY UNLEVERED CASH FLOW CALCULATION - MANAGEMENT'S ORIGINAL ESTIMATES ($ IN THOUSANDS, EXCEPT PER SHARE DATA)

                                      Actual                                                                        2001-2005
                                       2000         2001         2002         2003         2004         2005           CAGR
                                       ----         ----         ----         ----         ----         ----           ----
Revenues                             $ 627,682    $ 642,170    $ 668,556    $ 711,256    $ 756,065    $ 804,798          5.8%
Cost of Sales                         (421,834)    (427,814)    (434,561)    (460,396)    (490,459)    (522,958)
                                    -----------  -----------  -----------  -----------  -----------  -----------
Gross Margin                           205,848      214,356      233,995      250,860      265,606      281,840
Operating Expenses / SG&A             (159,729)    (150,886)    (137,975)    (132,102)    (134,304)    (141,114)
Restructuring Costs                          -      (26,533)      (7,893)           -            -            -
                                    -----------  -----------  -----------  -----------  -----------  -----------
EBITDA                                  46,119       36,937       88,127      118,758      131,302      140,726         39.7%
Depreciation                           (15,840)     (15,749)     (18,443)     (19,682)     (19,439)     (19,761)
                                    -----------  -----------  -----------  -----------  -----------  -----------
EBITA                                   30,279       21,188       69,684       99,076      111,863      120,965         54.6%
Less Taxes (1)                         (16,378)      (8,475)     (27,874)     (39,630)     (44,745)     (48,386)
                                    -----------  -----------  -----------  -----------  -----------  -----------
Tax-effected EBITA                      13,901       12,713       41,810       59,446       67,118       72,579

Plus: Depreciation                      15,840       15,749       18,443       19,682       19,439       19,761
Less: Capital Expenditures             (16,295)     (23,320)     (30,596)     (17,974)     (18,154)     (18,335)
Less: Changes in Working Capital        22,980      (41,244)      (2,273)       6,928         (786)      (1,975)
                                    -----------  -----------  -----------  -----------  -----------  -----------

Unlevered Free Cash Flow              $ 36,426    $ (36,102)     $27,384      $68,082      $67,617      $72,030
                                    ===========  ===========  ===========  ===========  ===========  ===========


GROSS MARGIN %                           32.8%        33.4%        35.0%        35.3%        35.1%        35.0%
EBITDA MARGIN %                           7.3%         5.8%        13.2%        16.7%        17.4%        17.5%         32.0%

--------------------------------------------------------------------------------
(1)  FUTURE TAX RATE ASSUMED AT 40%.

    PROJECT MOONSHINE                                  CONFIDENTIAL INFORMATION
--------------------------------------------------------------------------------


DISCOUNTED CASH FLOW ANALYSIS


For purposes of Batchelder's valuation analysis, we prepared a discounted cash flow analysis using management's equity model. Batchelder ascribed less weight to this discounted cash flow analysis for the following reasons:


           - Management's original estimates project future profit margins in excess of historical levels. EBITDA margins are projected to reach 17.5% in year 2005 compared to 14.2%, which represents the highest historical EBITDA margin attained during the last 10 years.

           - Projected profit margins are in excess of the Company's primary competitors historical profit margin levels

           - Management's original estimates assume a five year projected revenue compounded annual growth rate (CAGR) of 5.8% from 2001 to 2005 compared to a historical revenue CAGR of -1.3% from 1997 to 2000

           - The Company has initiated several previous restructuring efforts which have not resulted in the desired profitability levels

           - Management's projections assume the successful implementation of a new IT system and restructuring efforts

    PROJECT MOONSHINE                                  CONFIDENTIAL INFORMATION
--------------------------------------------------------------------------------

TEN-YEAR HISTORICAL MARGIN ANALYSIS (1)


                                 EBITDA Margin

                                    [GRAPH]





                                  EBIT Margin

                                    [GRAPH]


(1) Projected numbers have been adjusted to exclude Parker Bath. FYE 2000 EBITDA for Parker Bath estimated to be approximately $2.1 million and EBIT estimated to be approximately $1.7 million.

--------------------------------------------------------------------------------

             ANALYSIS OF PREMIUMS PAID IN SELECTED M&A TRANSACTIONS

--------------------------------------------------------------------------------

    PROJECT MOONSHINE                                  CONFIDENTIAL INFORMATION
--------------------------------------------------------------------------------

SUMMARY ANALYSIS OF PREMIUMS PAID (1)
1/1/99 TO 10/13/00


                                                                    ONE DAY                ONE WEEK               30 DAYS
                                                                 ---------------        -------------          ------------
       Median Premium                                                    29.6%                  33.9%                 41.1%

       PRICE PER SHARE (2)                                               $8.26                  $8.28                 $7.85

       Implied Company Equity Valuation (3)  ($000)                   $202,439               $203,057              $192,430



       Average Premium                                                   34.6%                  41.4%                 52.3%

       PRICE PER SHARE (2)                                               $8.58                  $8.75                 $8.47

       Implied Company Equity Valuation (3)  ($000)                   $210,327               $214,393              $207,683



       ---------------------------------------------------------------------------------------------------------------------
       ASSESSED VALUATION RANGE PER SHARE                                                    $7.85        TO       $8.75
       ---------------------------------------------------------------------------------------------------------------------




    ----------------------------------------------------------------------------
     (1) BASED ON ACQUISITIONS BETWEEN $250 AND $500 MILLION, EXCLUDING TECHNOLOGY AND BIOTECH DEALS FROM 1/1/99 TO 10/13/00.
     (2) USING THE COMPANY CLOSING PRICES FOR THE PERIODS INDICATED ASSUMING THE TRANSACTION WAS ANNOUNCED ON 10/16/00.



                                                                     ONE DAY                ONE WEEK               30 DAYS
                                                                 ---------------        -------------          ------------
                                                                 $        6.38           $       6.19            $     5.56

     (2) IMPLIED EQUITY VALUATION CALCULATED ASSUMING 24.5 MILLION FULLY DILUTED SHARES OUTSTANDING.

     SOURCE:  SECURITIES DATA COMPANY, INC.

    PROJECT MOONSHINE                                  CONFIDENTIAL INFORMATION
--------------------------------------------------------------------------------

SELECTED ACQUISITIONS PREMIUMS PAID ANALYSIS - $250 MILLION TO $500 MILLION (1) 1/1/99 TO 10/13/00

                                                                                             ACQUISITION
                                                                                 DATE            PRICE
       TARGET NAME                        ACQUIROR NAME                       ANNOUNCED        PER SHARE
       ----------------------------------------------------------------------------------------------------
  1    PoolEnergy                         Nabors Industries Inc                   01/11/99         16.46
  2    Unitog Co                          Cintas Corp                             01/11/99         52.62
  3    Winsloew Furniture Inc.            Investor Group                          01/14/99         34.75
  4    Excel Industries Inc.              Dura Automotive Systems Inc             01/19/99         26.18
  5    Howmet International Inc           Cordant Technologies Inc                02/08/99         17.00
  6    Prime Bancorp, Philadelphia, PA    Summit Bancorp, Princeton, NJ           02/17/99         26.58
  7    Bank of Commerce, San Diego, CA    US Bancorp, Minneapolis, MN             02/18/99         19.13
  8    Pinkerton's Inc                    Securitas AB                            02/19/99         29.00
  9    Republic Banking Corp, Miami, FL   Union Planters Corp, Memphis, TN        02/22/99         19.25
  10   Franchise Mortgage Acceptance      Bay View Capital, San Mateo, CA         03/11/99         11.23
  11   American Residential Services      ServiceMaster Co                        03/23/99          5.75
  12   Knoll Inc.(Warburg, Pincus)        Warburg, Pincus Ventures Inc.           03/24/99         28.00
  13   Juno Lighting Inc                  Fremont Partners                        03/26/99         25.00
  14   F&M Bancorp, Kaukauna, WI          Citizens Banking Corp, Flint, MI        04/19/99         50.82
  15   HealthCare Financial Partners      Heller Financial Inc                    04/20/99         35.00
  16   First Liberty Financial Corp       BB&T, Winston-Salem, NC                 04/27/99         30.61
  17   Lawter International Inc           Eastman Chemical Co                     04/27/99         12.25
  18   Market Facts Inc                   Aegis Group PLC                         04/30/99         31.00
  19   Pamida Holdings Corp               ShopKo Stores Inc                       05/10/99         11.50
  20   Daniel Industries Inc              Emerson Electric Co                     05/13/99         21.25
  21   Imperial Credit Coml Mortgage      Imperial Credit Industries Inc.         05/13/99         11.57
  22   Long Beach Financial Corp          Washington Mutual, Seattle, WA          05/19/99         15.50
  23   Unilab Corp (Corning Inc)          Kelso & Co                              05/25/99          5.85
  24   Pennsylvania Enterprises Inc       Southern Union Co                       06/07/99         35.00
  25   Holophane                          National Service Industries             06/21/99         38.50
  26   Chartwell Re Corp                  Trenwick Group Inc                      06/22/99         23.82
  27   Citation Corp                      Kelso & Co                              06/24/99         17.00
  28   International Comfort Products     Carrier Corp (United Tech Corp)         06/24/99         11.75
  29   JeffBanks Inc, Philadelphia, PA    Hudson United Bancorp, NJ               06/29/99         33.19
  30   Global Industrial Technologies     RHI AG                                  07/12/99         13.00
  31   Merrill Corp                       DLJ Merchant Bkg Partners II            07/15/99         22.00
  32   Vistana Inc                        Starlight Communications                07/19/99         18.56
  33   Prime Bancshares Inc, Texas        Wells Fargo Capital C                   07/29/99         24.11
  34   Ekco Group Inc                     Corning Consumer Products Co            08/05/99          7.00
  35   Turner Corp                        Hochtief AG (RWE AG)                    08/13/99         28.63
  36   Players International Inc          Harrah's Entertainment Inc              08/16/99          8.50
  37   Omniquip International Inc         Textron Inc                             08/23/99         21.00
  38   Recovery Engineering Inc           Procter & Gamble Co                     08/26/99         35.25


                                                 MARKET PRICE                         PREMIUM TO MARKET PRICE
                                             PRIOR TO ANNOUNCEMENT                     PRIOR TO ANNOUNCEMENT
      TARGET NAME                         ONE DAY    ONE WEEK    30 DAYS        ONE DAY       ONE WEEK      30 DAYS
      ---------------------------------------------------------------------------------------------------------------
 1    PoolEnergy                            11.81        9.50        8.00          39.4%         73.3%        105.8%
 2    Unitog Co                             29.75       28.75       27.25          76.9%         83.0%         93.1%
 3    Winsloew Furniture Inc.               25.25       24.06       25.62          37.6%         44.4%         35.6%
 4    Excel Industries Inc.                 20.88       18.57       16.88          25.4%         41.0%         55.1%
 5    Howmet International Inc              15.87       15.25       15.00           7.1%         11.5%         13.3%
 6    Prime Bancorp, Philadelphia, PA       18.00       17.63       18.00          47.7%         50.8%         47.7%
 7    Bank of Commerce, San Diego, CA       16.50       16.88       16.63          15.9%         13.3%         15.0%
 8    Pinkerton's Inc                       16.94       16.87       19.75          71.2%         71.9%         46.8%
 9    Republic Banking Corp, Miami, FL      17.38       14.94       15.00          10.8%         28.9%         28.3%
 10   Franchise Mortgage Acceptance          8.31        8.50        6.50          35.1%         32.1%         72.7%
 11   American Residential Services          4.37        3.38        3.44          31.4%         70.4%         67.3%
 12   Knoll Inc.(Warburg, Pincus)           15.25       18.44       19.13          83.6%         51.9%         46.4%
 13   Juno Lighting Inc                     20.63       20.88       20.56          21.2%         19.8%         21.6%
 14   F&M Bancorp, Kaukauna, WI             32.38       31.94       31.50          57.0%         59.1%         61.3%
 15   HealthCare Financial Partners         28.50       28.00       25.13          22.8%         25.0%         39.3%
 16   First Liberty Financial Corp          22.75       21.50       21.75          34.6%         42.4%         40.7%
 17   Lawter International Inc               8.88        7.56        6.94          38.0%         62.0%         76.6%
 18   Market Facts Inc                      25.87       23.25       22.50          19.8%         33.3%         37.8%
 19   Pamida Holdings Corp                   9.00        7.38        3.25          27.8%         55.9%        253.8%
 20   Daniel Industries Inc                 19.56       17.75       16.12           8.6%         19.7%         31.8%
 21   Imperial Credit Coml Mortgage          9.87        9.25        9.12          17.2%         25.1%         26.8%
 22   Long Beach Financial Corp             12.31       12.50       11.44          25.9%         24.0%         35.5%
 23   Unilab Corp (Corning Inc)              4.88        5.06        4.19          20.0%         15.6%         39.7%
 24   Pennsylvania Enterprises Inc          29.69       29.00       25.87          17.9%         20.7%         35.3%
 25   Holophane                             28.31       29.19       28.37          36.0%         31.9%         35.7%
 26   Chartwell Re Corp                     15.12       13.62       15.87          57.5%         74.8%         50.1%
 27   Citation Corp                         14.37       14.87       13.44          18.3%         14.3%         26.5%
 28   International Comfort Products        10.75       10.50        8.81           9.3%         11.9%         33.3%
 29   JeffBanks Inc, Philadelphia, PA       28.00       26.00       25.50          18.5%         27.7%         30.2%
 30   Global Industrial Technologies        12.50       12.25       11.87           4.0%          6.1%          9.5%
 31   Merrill Corp                          17.56       16.00       14.94          25.3%         37.5%         47.3%
 32   Vistana Inc                           17.25       16.25       14.00           7.6%         14.2%         32.6%
 33   Prime Bancshares Inc, Texas           20.13       20.62       17.50          19.8%         16.9%         37.8%
 34   Ekco Group Inc                         4.50        4.63        4.50          55.6%         51.4%         55.6%
 35   Turner Corp                           25.32       27.00       21.35          13.1%          6.0%         34.1%
 36   Players International Inc              6.00        5.72        5.63          41.7%         48.6%         51.1%
 37   Omniquip International Inc            13.13       10.75        8.31          60.0%         95.3%        152.6%
 38   Recovery Engineering Inc              17.63       17.00       17.75         100.0%        107.4%         98.6%

SOURCE:  SECURITIES DATA COMPANY, INC.

    PROJECT MOONSHINE                                  CONFIDENTIAL INFORMATION
--------------------------------------------------------------------------------

SELECTED ACQUISITIONS PREMIUMS PAID ANALYSIS - $250 MILLION TO $500 MILLION (1) 1/1/99 TO 10/13/00

                                                                                              ACQUISITION
                                                                                 DATE            PRICE
       TARGET NAME                        ACQUIROR NAME                       ANNOUNCED        PER SHARE
       ----------------------------------------------------------------------------------------------------
  39   Reliance Bancorp Inc, New York     North Fork Bancorp, Melville NY         08/30/99         38.12
  40   Grand Premier Financial Inc        Old Kent Finl Corp, Michigan            09/10/99         16.66
  41   Guarantee Life Companies Inc       Jefferson-Pilot Corp                    09/20/99         32.00
  42   LADD Furniture Inc                 La-Z-Boy Inc                            09/28/99         23.90
  43   Worthington Foods Inc              Kellogg Co                              10/01/99         24.00
  44   Rock Financial Corp                Intuit Inc                              10/07/99         23.00
  45   RailTex Inc                        RailAmerica Inc                         10/14/99         19.96
  46   Giant Cement Holding Inc           Cementos Portland SA                    11/04/99         31.00
  47   PEC Israel Economic Corp           Discount Investment Corp (IDB)          11/05/99         36.50
  48   Carolina First Bancshares, NC      First Charter Corp, Concord, NC         11/08/99         42.50
  49   Gleason Corp                       Investor Group                          12/09/99         23.00
  50   Wilmar Industries Inc              Investor Group                          12/23/99         18.25
  51   Anchor Financial Corp              South Financial Group Inc               01/10/00         35.89
  52   Commercial Intertech Corp          Parker-Hannifin Corp                    01/17/00         20.00
  53   CORT Business Services Corp        Wesco Holdings Midwest                  01/17/00         28.00
  54   Dayton Superior Corp               Stone Acquisition Corp                  01/18/00         27.00
  55   Balance Bar Co                     Kraft Foods (Kraft Inc/Philip)          01/21/00         19.40
  56   Thermo Ecotek (Thermo Electron)    Thermo Electron Corp                    01/31/00          7.00
  57   Howmet International Inc.          Alcoa Inc                               03/14/00         21.00
  58   IRI International Corp             National-Oilwell Inc.                   03/16/00          8.04
  59   Ben & Jerry's Home Inc             Unilever NV                             04/12/00         43.60
  60   First United Bancshares Inc, AR    BancorpSouth Inc, Tupelo, MS            04/17/00         18.00
  61   Kollmorgen Corp                    Danaher Corp                            05/04/00         23.00
  62   McWhorter Technologies Inc         Eastman Chemical Co                     05/04/00         19.70
  63   Wynn's International Inc           Parker-Hannifin Corp                    06/13/00         23.00
  64   David's Bridal Inc                 May Department Stores Co                07/03/00         20.00












       ------------------------------------------------------------------------------------------------------
       SUNRISE MEDICAL                                                                             10.00
       ------------------------------------------------------------------------------------------------------


                                                                 MARKET PRICE                       PREMIUM TO MARKET PRICE
                                                            PRIOR TO ANNOUNCEMENT                    PRIOR TO ANNOUNCEMENT
       TARGET NAME                                   ONE DAY       ONE WEEK      30 DAYS      ONE DAY       ONE WEEK      30 DAYS
       ---------------------------------------------------------------------------------------------------------------------------
  39   Reliance Bancorp Inc, New York                33.87          30.37        27.62        12.5%         25.5%         38.0%
  40   Grand Premier Financial Inc                   15.00          14.06        13.37        11.1%         18.5%         24.6%
  41   Guarantee Life Companies Inc                  29.38          29.50        24.88         8.9%          8.5%         28.6%
  42   LADD Furniture Inc                            20.25          19.88        19.88        18.0%         20.2%         20.2%
  43   Worthington Foods Inc                         14.37          11.94        12.75        67.0%        101.0%         88.2%
  44   Rock Financial Corp                           20.12          18.31        16.25        14.3%         25.6%         41.5%
  45   RailTex Inc                                   15.50          15.81        13.50        28.8%         26.2%         47.8%
  46   Giant Cement Holding Inc                      20.56          18.13        22.62        50.8%         71.0%         37.0%
  47   PEC Israel Economic Corp                      36.44          36.13        35.50         0.2%          1.0%          2.8%
  48   Carolina First Bancshares, NC                 26.00          26.25        20.75        63.5%         61.9%        104.8%
  49   Gleason Corp                                  18.00          18.12        17.56        27.8%         26.9%         31.0%
  50   Wilmar Industries Inc                         14.00          14.37        15.38        30.4%         27.0%         18.7%
  51   Anchor Financial Corp                         26.12          27.13        28.00        37.4%         32.3%         28.2%
  52   Commercial Intertech Corp                     16.62          14.87        12.19        20.3%         34.5%         64.1%
  53   CORT Business Services Corp                   17.12          16.81        17.19        63.5%         66.5%         62.9%
  54   Dayton Superior Corp                          18.25          17.50        16.00        47.9%         54.3%         68.8%
  55   Balance Bar Co                                14.13          12.06        11.00        37.3%         60.8%         76.4%
  56   Thermo Ecotek (Thermo Electron)                6.25           5.75         5.18        12.1%         21.8%         35.0%
  57   Howmet International Inc.                     18.50          18.62        18.37        13.5%         12.8%         14.3%
  58   IRI International Corp                         5.75           5.94         5.00        39.8%         35.4%         60.8%
  59   Ben & Jerry's Home Inc                        24.00          21.37        25.13        81.7%        104.0%         73.5%
  60   First United Bancshares Inc, AR               12.63          11.69        11.00        42.6%         54.0%         63.6%
  61   Kollmorgen Corp                               16.12          13.50        12.44        42.6%         70.4%         84.9%
  62   McWhorter Technologies Inc                    13.87          14.19        11.12        42.0%         38.9%         77.1%
  63   Wynn's International Inc                      13.63          13.44        13.75        68.8%         71.2%         67.3%
  64   David's Bridal Inc                            11.56          12.62        12.00        73.0%         58.4%         66.7%


                                                           -----------------------------------------------------------------------
                                                           MEAN                               34.6%         41.4%         52.3%
                                                           MEDIAN                             29.6%         33.9%         41.1%
                                                           LOW                                 0.2%          1.0%          2.8%
                                                           HIGH                              100.0%        107.4%        253.8%
                                                           -----------------------------------------------------------------------

       ---------------------------------------------------------------------------------------------------------------------------
       SUNRISE MEDICAL                                6.38           6.19         5.56        56.9%         61.6%         79.8%
       ---------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
(1)  EXCLUDING TECHNOLOGY AND BIOTECH DEALS.


SOURCE:  SECURITIES DATA COMPANY, INC.

                                   SECTION VI

--------------------------------------------------------------------------------

                        FAIRNESS OPINION LETTER (DRAFT)

--------------------------------------------------------------------------------

                                   SECTION VII

--------------------------------------------------------------------------------

                                    APPENDIX

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

          PEER COMPANY HISTORICAL BALANCE SHEETS AND INCOME STATEMENTS

--------------------------------------------------------------------------------

                              INVACARE CORPORATION
                            HISTORICAL BALANCE SHEETS
                            (IN THOUSANDS OF DOLLARS)


                                                        YEARS ENDED DECEMBER 31,
                                                       -------------------------
                                                         1999              1998
                                                       --------         --------
Cash & Equivalents                                     $ 18,258         $  9,460
Marketable Securities                                     1,593            2,634
Accounts Receivable                                     251,928          217,024
Inventory                                               108,535           81,740
Other Current Assets                                     38,306           25,884
                                                       --------         --------
Total Current Assets                                    418,620          336,742

PP&E, net                                               137,132          112,944
Goodwill, net                                           328,217          226,682
Other Assets                                             71,316           62,388
                                                       --------         --------

Total Assets                                           $955,285         $738,756
                                                       ========         ========

Accounts Payable                                       $ 58,367         $ 47,628
Current Portion of Debt                                   6,401            8,492
Other Current Liabilities                               112,703           77,844
                                                       --------         --------
Total Current Liabilities                               177,471          133,964

Long Term Debt                                          440,795          311,260
Other Long Term Liabilities                              18,147           12,644
                                                       --------         --------
Total Liabilities                                       636,413          457,868

Equity                                                  318,872          280,888
                                                       --------         --------

Total Liabilities & Equity                             $955,285         $738,756
                                                       ========         ========

                              INVACARE CORPORATION
                          HISTORICAL INCOME STATEMENTS
                            (IN THOUSANDS OF DOLLARS)



                                              YEARS ENDED DECEMBER 31,
                               ---------------------------------------------------
                                  1999          1998          1997          1996         CAGR
                               ---------     ---------     ---------     ---------       ----
Revenues                       $ 878,261     $ 797,529     $ 653,414     $ 619,498       12.3%


Cost of Goods Sold               607,074       559,016       455,036       418,025
                               ---------     ---------     ---------     ---------
   Gross Profit                  271,187       238,513       198,378       201,473       10.4%

SG&A                             177,579       157,595       160,060       136,080
Non-Recurring Items               11,500        (5,736)       29,861          --
                               ---------     ---------     ---------     ---------

Income from Operations            82,108        86,654         8,457        65,393        7.9%

Interest Expense                 (22,093)      (20,616)      (12,555)      (11,286)
Other Income                       7,929         9,031         9,321         9,661
                               ---------     ---------     ---------     ---------

Earnings Before Income Taxes      67,944        75,069         5,223        63,768        2.1%

Income Taxes                      26,450        29,277         3,660        24,850
                               ---------     ---------     ---------     ---------

   Net Income                  $  41,494     $  45,792     $   1,563     $  38,918        2.2%
                               =========     =========     =========     =========

EBITDA - Excluding NRE           119,586       104,672        56,666        83,289
EBITDA MARGIN                      13.6%         13.1%          8.7%         13.4%


                                RESPIRONICS, INC.
                            HISTORICAL BALANCE SHEETS
                            (IN THOUSANDS OF DOLLARS)


                                                                        YEARS ENDED JUNE 30,
                                                                   -----------------------------
                                                                      2000                 1999
                                                                   --------             --------


Cash & Equivalents                                                 $ 19,594             $ 23,651
Accounts Receivable                                                  96,734               99,253
Inventory                                                            67,769               61,212
Other Current Assets                                                 24,798               20,143
                                                                   --------             --------
Total Current Assets                                                208,896              204,260

PP&E, net                                                            66,785               61,230
Goodwill, net                                                        62,763               65,420
Other Assets                                                         14,559               12,675
                                                                   --------             --------

Total Assets                                                       $353,002             $343,585
                                                                   ========             ========

Accounts Payable                                                   $ 27,303             $ 26,787
Current Portion of Debt                                               1,407                  967
Other Current Liabilities                                            25,092               21,169
                                                                   --------             --------
Total Current Liabilities                                            53,801               48,924

Long Term Debt                                                      108,095               99,374
Other Long Term Liabilities                                             -                    766
                                                                   --------             --------
Total Liabilities                                                   161,896              149,064

Equity                                                              191,106              194,521
                                                                   --------             --------

Total Liabilities & Equity                                         $353,002             $343,585
                                                                   ========             ========

                                RESPIRONICS, INC.
                          HISTORICAL INCOME STATEMENTS
                            (IN THOUSANDS OF DOLLARS)


                                               YEARS ENDED JUNE 30,
                                ------------------------------------------------
                                  2000          1999           1998        1997         CAGR
                                --------      --------      --------    --------       ------
Revenues                        $368,184      $357,571      $351,576    $314,542         5.4%

Cost of Goods Sold(1)            205,230       186,486       180,650     161,283
                                --------      --------      --------    --------

   Gross Profit                  162,954       171,084       170,926     153,259         2.1%

SG&A                             107,027       102,821        99,922      88,494
R&D                               16,815        16,714        20,225      17,836
Non-Recurring Items               24,986         9,015        44,239       2,150
                                --------      --------      --------    --------

Income from Operations            14,127        42,535         6,540      44,779       -31.9%

Interest Expense                  (6,946)       (5,207)       (4,189)     (3,173)
Other Income                       1,394         1,128         1,513       2,379
                                --------      --------      --------    --------

Earnings Before Income Taxes       8,576        38,456         3,864      43,985       -42.0%

Income Taxes                       2,824        15,394         5,689      17,559
                                --------      --------      --------    --------

   Net Income (Loss)            $  5,752      $ 23,061      $ (1,825)   $ 26,426       -39.8%
                                ========      ========      ========    ========

EBITDA - Excluding NRE            73,924        70,781        64,795      57,123
EBITDA MARGIN                       20.1%         19.8%         18.4%       18.2%



(1)  FYE 2000 cost of goods sold includes restructuring charges of $8.7 million.

                                MALLINCKRODT INC.
                            HISTORICAL BALANCE SHEETS
                            (IN THOUSANDS OF DOLLARS)


                                                                                       YEARS ENDED JUNE 30,
                                                                                ----------------------------------
                                                                                    2000                    1999
                                                                                ----------              ----------
Cash & Equivalents                                                              $   25,900              $   32,700
Accounts Receivable                                                                487,800                 490,900
Inventory                                                                          447,100                 530,300
Other Current Assets                                                               173,500                 116,000
                                                                                ----------              ----------
Total Current Assets                                                             1,134,300               1,169,900

PP&E, net                                                                          853,300                 870,700
Goodwill and Other Intangibles, net                                              1,083,800               1,208,900
Other Assets                                                                       397,500                 407,900
                                                                                ----------              ----------

Total Assets                                                                    $3,468,900              $3,657,400
                                                                                ==========              ==========

Accounts Payable                                                                $  250,100              $  221,200
Current Portion of Debt                                                            403,600                 383,800
Other Current Liabilities                                                          410,200                 538,000
                                                                                ----------              ----------
Total Current Liabilities                                                        1,063,900               1,143,000

Long Term Debt                                                                     540,900                 742,500
Other Long Term Liabilities                                                        723,300                 711,500
                                                                                ----------              ----------
Total Liabilities                                                                2,328,100               2,597,000

Equity                                                                           1,140,800               1,060,400
                                                                                ----------              ----------

Total Liabilities & Equity                                                      $3,468,900              $3,657,400
                                                                                ==========              ==========

                                MALLINCKRODT INC.
                          HISTORICAL INCOME STATEMENTS
                            (IN THOUSANDS OF DOLLARS)


                                                                 YEARS ENDED JUNE 30,
                                              ----------------------------------------------------------
                                                 2000            1999             1998           1997           CAGR
                                              ----------      ----------      ----------      ----------       -----
Revenues                                      $2,652,800      $2,584,800      $2,371,200      $1,698,100       16.0%

Cost of Goods Sold                             1,474,500       1,379,900       1,368,800         897,900
                                              ----------      ----------      ----------      ----------

   Gross Profit                                1,178,300       1,204,900       1,002,400         800,200       13.8%

SG&A                                             704,700         717,300         714,100         409,700
R&D                                              145,800         152,200         145,000         100,500
Non-Recurring Items                                   --              --         306,300              --
                                              ----------      ----------      ----------      ----------

Income (Loss) from Operations                    327,800         335,400        (163,000)        290,000        4.2%

Interest Expense                                 (74,600)        (85,000)       (101,800)        (48,000)
Other Income                                      42,200           4,000          14,800          29,500
                                              ----------      ----------      ----------      ----------

Earnings (Loss) Before Income Taxes              295,400         254,400        (250,000)        271,500        2.9%

Income Taxes                                      90,400          81,500          18,400          96,300
                                              ----------      ----------      ----------      ----------

Earnings (Loss) from Continuing Operations       205,000         172,900        (268,400)        175,200        5.4%
Cumulative Effect of Accounting Change                --              --          (8,400)
Discontinued Operations                               --          23,300          72,400          14,900
                                              ----------      ----------      ----------      ----------

   Net Income (Loss)                             205,000         196,200        (204,400)        190,100        2.5%
Preferred Stock Dividends                           (400)           (400)           (400)           (400)
                                              ----------      ----------      ----------      ----------

Available for Common Shareholders             $  204,600      $  195,800      $ (204,800)     $  189,700        2.6%
                                              ==========      ==========      ==========      ==========

EBITDA - Excluding NRE                           533,000         550,500         332,900         417,700
EBITDA MARGIN                                       20.1%           21.3%           14.0%           24.6%


                            ARROW INTERNATIONAL, INC.
                            HISTORICAL BALANCE SHEETS
                            (IN THOUSANDS OF DOLLARS)


                                                                                     YEARS ENDED AUGUST 31,
                                                                                -----------------------------
                                                                                   1999                1998
                                                                                --------             --------
Cash & Equivalents                                                              $  3,939             $  4,652
Accounts Receivable                                                               70,467               65,107
Inventory                                                                         74,809               69,162
Other Current Assets                                                              17,412               15,501
                                                                                --------             --------
Total Current Assets                                                             166,627              154,422

PP&E, net                                                                        116,934              112,798
Goodwill and Other Intangibles, net                                               69,185               54,438
Other Assets                                                                       4,738                2,458
                                                                                --------             --------

Total Assets                                                                    $357,484             $324,116
                                                                                ========             ========

Accounts Payable                                                                $ 10,422             $  9,307
Current Portion of Debt                                                           33,272               30,252
Other Current Liabilities                                                         15,032               16,037
                                                                                --------             --------
Total Current Liabilities                                                         58,726               55,596

Long Term Debt                                                                    11,105               11,686
Other Long Term Liabilities                                                        9,486                8,966
                                                                                --------             --------
Total Liabilities                                                                 79,317               76,248

Equity                                                                           278,167              247,868
                                                                                --------             --------

Total Liabilities & Equity                                                      $357,484             $324,116
                                                                                ========             ========


                            ARROW INTERNATIONAL, INC.
                          HISTORICAL INCOME STATEMENTS
                            (IN THOUSANDS OF DOLLARS)


                                             YEARS ENDED AUGUST 31,
                               ---------------------------------------------------
                                  1999          1998           1997         1996          CAGR
                               ---------     ---------     ---------     ---------        ----
Revenues                       $ 295,946     $ 260,890     $ 245,889     $ 229,945        8.8%

Cost of Goods Sold               139,241       114,072       110,811       107,272
                               ---------     ---------     ---------     ---------

   Gross Profit                  156,705       146,818       135,078       122,673        8.5%

SG&A                              71,431        62,956        57,444        54,154
R&D                               20,335        18,393        15,871        14,106
Non-Recurring Items               12,819        36,249            --            --
                               ---------     ---------     ---------     ---------

Income from Operations            52,120        29,220        61,763        54,413       -1.4%

Interest Expense                  (1,328)         (784)         (897)       (1,849)
Other Income                       4,549          (854)       (1,134)         (451)
                               ---------     ---------     ---------     ---------

Earnings Before Income Taxes      55,341        27,582        59,732        52,113        2.0%

Income Taxes                      19,646        19,010        22,997        19,282
                               ---------     ---------     ---------     ---------

   Net Income (Loss)           $  35,695     $   8,572     $  36,735     $  32,831        2.8%
                               =========     =========     =========     =========

EBITDA - Excluding NRE            83,545        81,390        77,650        68,006
EBITDA MARGIN                       28.2%         31.2%         31.6%         29.6%


                                   CONMED CORP
                            HISTORICAL BALANCE SHEETS
                            (IN THOUSANDS OF DOLLARS)

                                                                                    YEARS ENDED DECEMBER 31,
                                                                                -----------------------------
                                                                                  1999                 1998
                                                                                --------             --------
Cash & Equivalents                                                              $  3,747             $  5,906
Accounts Receivable                                                               76,413               66,819
Inventory                                                                         89,681               78,058
Other Current Assets                                                               6,876                8,837
                                                                                --------             --------
Total Current Assets                                                             176,717              159,620

PP&E, net                                                                         57,834               60,787
Goodwill and Other Intangibles, net                                              427,610              404,477
Other Assets                                                                          --                3,900
                                                                                --------             --------

Total Assets                                                                    $662,161             $628,784
                                                                                ========             ========

Accounts Payable                                                                $ 16,518             $ 19,594
Current Portion of Debt                                                           32,875               22,995
Other Current Liabilities                                                         17,798               23,607
                                                                                --------             --------
Total Current Liabilities                                                         67,191               66,196

Long Term Debt                                                                   361,794              361,877
Other Long Term Liabilities                                                       21,915               18,543
                                                                                --------             --------
Total Liabilities                                                                450,900              446,616

Equity                                                                           211,261              182,168
                                                                                --------             --------

Total Liabilities & Equity                                                      $662,161             $628,784
                                                                                ========             ========

                                   CONMED CORP
                          HISTORICAL INCOME STATEMENTS
                            (IN THOUSANDS OF DOLLARS)


                                                         YEARS ENDED DECEMBER 31,
                                        ---------------------------------------------------------
                                           1999            1998           1997             1996           CAGR
                                        ---------       ---------       ---------       ---------       --------

Revenues                                $ 372,617       $ 336,442       $ 138,270       $ 125,630         43.7%

Cost of Goods Sold                        178,480         169,599          74,220          65,393
                                        ---------       ---------       ---------       ---------

   Gross Profit                           194,137         166,843          64,050          60,237         47.7%

SG&A                                      107,233          93,647          35,299          31,620
R&D                                        12,108          12,029           3,037           2,953
Non-Recurring Items                            --              --          37,242              --
                                        ---------       ---------       ---------       ---------

Income (Loss) from Operations              74,796          61,167         (11,528)         25,664         42.8%

Interest Expense, net                     (32,360)        (30,891)            823            (217)
                                        ---------       ---------       ---------       ---------

Earnings (Loss) Before Income Taxes        42,436          30,276         (10,705)         25,447         18.6%

Income Taxes                               15,277          10,899          (3,640)          9,161
                                        ---------       ---------       ---------       ---------

Income Before Extraordinary Items          27,159          19,377          (7,065)         16,286

Extraordinary Item, net                        --          (1,569)             --              --
                                        ---------       ---------       ---------       ---------

   Net Income (Loss)                       27,159          17,808          (7,065)         16,286         18.6%
                                        =========       =========       =========       =========

EBITDA - Excluding NRE                    100,545          84,768          32,668          32,074
EBITDA MARGIN                               27.0%           25.2%           23.6%           25.5%

                                VITAL SIGNS, INC.
                            HISTORICAL BALANCE SHEETS
                            (IN THOUSANDS OF DOLLARS)


                                       YEARS ENDED SEPTEMBER 30,
                                      ---------------------------
                                          1999         1998
                                        --------     --------

Cash & Equivalents                      $  6,655     $  2,600
Marketable Securities                         --        2,157
Accounts Receivable                       21,153       17,837
Inventory                                 23,892       19,322
Other Current Assets                       5,416        3,903
                                        --------     --------
Total Current Assets                      57,116       45,819

PP&E, net                                 45,960       41,009
Goodwill and Other Intangibles, net       34,978       25,495
Other Assets                              19,256       25,863
                                        --------     --------

Total Assets                            $157,310     $138,186
                                        ========     ========

Accounts Payable                        $  5,629     $  5,462
Current Portion of Debt                    5,273        1,022
Other Current Liabilities                  4,423        3,756
                                        --------     --------
Total Current Liabilities                 15,325       10,240

Long Term Debt                             2,179        2,462
Other Long Term Liabilities                4,827        4,174
                                        --------     --------
Total Liabilities                         22,331       16,876

Minority Interest                          3,739           --
Equity                                   131,240      121,310
                                        --------     --------

Total Liabilities & Equity              $157,310     $138,186
                                        ========     ========

                                VITAL SIGNS, INC.
                          HISTORICAL INCOME STATEMENTS
                            (IN THOUSANDS OF DOLLARS)


                                                           YEARS ENDED SEPTEMBER 30,
                                           ---------------------------------------------------------
                                              1999           1998            1997            1996           CAGR
                                           ---------       ---------       ---------       ---------      --------

Revenues                                   $ 130,304       $ 123,335       $ 103,271       $  90,347         13.0%

Cost of Goods Sold                            63,938          60,288          48,610          38,035
                                           ---------       ---------       ---------       ---------

   Gross Profit                               66,366          63,047          54,661          52,312          8.3%

SG&A                                          34,054          37,213          28,048          24,134
R&D                                            5,810           5,715           3,869           3,595
Non-Recurring Items                               --           1,100           6,700              --
                                           ---------       ---------       ---------       ---------

Income from Operations                        26,502          19,019          16,044          24,583          2.5%

Interest Expense                                (377)           (399)           (537)           (346)
Other Income                                      43              78           1,398           4,143
                                           ---------       ---------       ---------       ---------

Earnings Before Income Taxes                  26,168          18,698          16,905          28,380         -2.7%

Income Taxes                                   8,012           5,698           5,619           9,591
                                           ---------       ---------       ---------       ---------

Net Income Before Minority Interest           18,156          13,000          11,286          18,789         -1.1%

Minority Interest                               (220)             --              --              --
Discontinued Operations                         (590)            135              --              --
Cumulative Effect of Accounting Change            --          (1,524)             --              --
                                           ---------       ---------       ---------       ---------

   Net Income                              $  17,346       $  11,611       $  11,286       $  18,789         -2.6%
                                           =========       =========       =========       =========

EBITDA - Excluding NRE                        30,933          24,155          26,397          27,448
EBITDA MARGIN                                  23.7%           19.6%           25.6%           30.4%

                          HILLENBRAND INDUSTRIES, INC.
                            HISTORICAL BALANCE SHEETS
                            (IN THOUSANDS OF DOLLARS)


                                                      YEARS ENDED NOVEMBER 27, 28,
                                                     ----------------------------
                                                         1999            1998
                                                     ----------       ----------


Cash & Equivalents                                   $  170,000       $  297,000
Accounts Receivable                                     413,000          392,000
Inventory                                               113,000          105,000
Other Current Assets                                     86,000           64,000
                                                     ----------       ----------
Total Current Assets                                    782,000          858,000

PP&E, net                                               267,000          302,000
Goodwill and Other Intangibles, net                     192,000          198,000
Insurance Assets                                      3,091,000        2,833,000
Other Assets                                            101,000           89,000
                                                     ----------       ----------

Total Assets                                         $4,433,000       $4,280,000
                                                     ==========       ==========

Accounts Payable                                     $   80,000       $   69,000
Current Portion of Debt                                  52,000           61,000
Other Current Liabilities                               239,000          245,000
                                                     ----------       ----------
Total Current Liabilities                               371,000          375,000

Long Term Debt                                          302,000          303,000
Insurance Liabilities                                 2,851,000        2,560,000
Other Long Term Liabilities                              71,000           85,000
                                                     ----------       ----------
Total Liabilities                                     3,595,000        3,323,000

Equity                                                  838,000          957,000
                                                     ----------       ----------

Total Liabilities & Equity                           $4,433,000       $4,280,000
                                                     ==========       ==========

                          HILLENBRAND INDUSTRIES, INC.
                          HISTORICAL INCOME STATEMENTS
                            (IN THOUSANDS OF DOLLARS)


                                                YEARS ENDED NOVEMBER 27, 28, 29, 30,
                                 -----------------------------------------------------------------
                                     1999              1998              1997             1996             CAGR
                                 -----------       -----------       -----------       -----------       --------

Revenues                         $ 2,047,000       $ 2,001,000       $ 1,776,000       $ 1,684,000         6.7%

Cost of Goods Sold                 1,271,000         1,183,000         1,047,000         1,007,000
                                 -----------       -----------       -----------       -----------

   Gross Profit                      776,000           818,000           729,000           677,000         4.7%

SG&A                                 527,000           524,000           465,000           441,000
Non-Recurring Items                   38,000            66,000                --                --
                                 -----------       -----------       -----------       -----------

Income from Operations               211,000           228,000           264,000           236,000        -3.7%

Interest Expense                     (27,000)          (27,000)          (21,000)          (22,000)
Other Income                          11,000            92,000            16,000            19,000
                                 -----------       -----------       -----------       -----------

Earnings Before Income Taxes         195,000           293,000           259,000           233,000        -5.8%

Income Taxes                          71,000           109,000           102,000            93,000
                                 -----------       -----------       -----------       -----------

   Net Income                    $   124,000       $   184,000       $   157,000       $   140,000        -4.0%
                                 ===========       ===========       ===========       ===========

EBITDA - Excluding NRE               347,000           443,000           366,000           335,000
EBITDA MARGIN                          17.0%             22.1%             20.6%             19.9%